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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):              February 17, 1999


                              CD Warehouse, Inc.
                              ------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)


     000-21887                                          73-1504999
     ---------                                          ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


 1204 Sovereign Row, Oklahoma City, OK                                  73108
----------------------------------------                                -----
(Address of principal executive offices)                              (Zip Code)

                                (405) 949-2422
                                --------------
                 (Registrant's telephone, including area code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to an Asset Purchase Agreement between Compact Discs Management, Inc., a wholly owned subsidiary of Registrant, Music Trader, Inc. ("Seller"), Jeffrey D. Clark and Debbi McGill-Clark, dated February 22, 1999, Registrant has purchased substantially all of the assets related to Seller's retail music business, conducted through 16 stores in San Diego, California and surrounding areas under the name "Music Trader."

     The acquisition was consummated on February 22, 1999. The Registrant intends to operate the 16 stores as company-owned stores within its "CD Warehouse" franchise system. The purchase price and sales terms of the transaction were arrived at through arms' length negotiations. The total purchase price for the assets was $4,000,000, comprised of $3,000,000 in cash and $1,000,000 in common stock of the Registrant. The number of shares of Registrant's common stock issued to Seller, 84,745, was determined by dividing $1,000,000 by the average of the closing prices of the common stock, as quoted by Nasdaq, for the five trading days preceding the closing. Pursuant to the terms of the Asset Purchase Agreement, Seller was granted certain "piggyback" registration rights with respect to the 84,745 shares issued in connection with the transaction. The cash portion of the purchase price was comprised of funds provided under a secured loan agreement entered into with Bank One, Oklahoma, N.A. in conjunction with the acquisition. There is no material relationship between the Seller and Registrant or any of its affiliates, or with any director, officer or associate of any director or officer of the registrant.

ITEM 5.   OTHER EVENTS.

     On February 17, 1999, the Registrant entered into a $7 million credit facility (the "Credit Facility") with Bank One, Oklahoma, N. A. ("Bank One").
on February 22, 1999, the Registrant utilized $3 million of the Credit Facility to fund the cash portion of the purchase price paid to acquire substantially all of the assets of Music Trader, Inc., described under "ITEM 2-ACQUISITION OR DISPOSITION OF ASSETS." Amounts borrowed under the Credit Facility, which consists of a $5 million term loan maturing on April 1, 2002 and a $2 million line of credit maturing on April 1, 2000, bear interest at a variable rate per annum equal to Bank One's "National Prime Rate" as in effect from time to time.

     On February 23, 1999, the Registrant issued a press release announcing its 1998 earnings.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) Financial Statements of Businesses Acquired. Not applicable. (None of the conditions specified in the definition of "significant

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               subsidiary" in Rule 1-02(w) of Regulation S-X exceeds 20
               percent.)

          (b)  Pro Forma Financial Information.  Not applicable.

          (c)  Exhibits.  The following exhibits are filed with this Report:

               2.1 Asset Purchase Agreement dated February 22, 1999, by and among Compact Discs Management, Inc., Music Trader, Inc., Jeffrey D. Clark and Debbi McGill-Clark.

               5.1 Loan Agreement dated February 17, 1999, between CD Warehouse, Inc. and Bank One, Oklahoma, N. A.

               99.1 Press Release dated February 23, 1999, announcing
                    acquisition of Music Trader stores.

               99.2 Press Release dated February 23, 1999, announcing 1998 earnings.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CD WAREHOUSE, INC.
                                          (Registrant)


Date:   February 24, 1999              BY:/s/ JERRY W. GRIZZLE
                                          -------------------------------------
                                            Jerry W. Grizzle,
                                            President and Chief Executive
                                              Officer

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